Exhibit 5.1

February 24, 2022

OUTFRONT Media Inc.

Outfront Media Capital LLC

Outfront Media Capital Corporation

c/o OUTFRONT Media Inc.

405 Lexington Avenue, 17th Floor

New York, New York 10174

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for OUTFRONT Media Inc., a Maryland corporation (“Parent”), Outfront Media Capital LLC, a Delaware limited liability company (“Capital LLC”), and Outfront Media Capital Corporation, a Delaware corporation (together with Capital LLC, the “Companies,” and each, a “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, of an indeterminate amount of: (i) shares of common stock, par value $0.01 per share, of Parent (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of Parent (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock; (iii) debt securities of the Companies or Parent (the “Debt Securities”), in one or more series, certain of which may be convertible into other securities of Parent and/or exchangeable for other securities of Parent or any other person; and (iv) warrants to purchase Common Stock of Parent (the “Warrants”), in each case, as contemplated by the Registration Statement on Form S-3 to which this opinion is an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are collectively referred to herein as the “Securities” and each, a “Security.” The Securities are to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”). The Companies’ obligations under the Debt Securities may be guaranteed (the “Co-Issuer Debt Guarantees”) by Parent. The Companies may also guarantee (the “Parent Debt Guarantees”) Debt Securities issued by the Parent. The Co-Issuer Debt Guarantees and Parent Debt Guarantees are collectively referred to herein as the “Guarantees.”

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Debt Securities, when duly executed by each Company or Parent, as applicable, and authenticated by the trustee in accordance with the Indenture (as defined below), issued and sold in accordance with the Registration Statement and delivered to the purchaser or purchasers thereof against receipt by the Companies or Parent, as applicable, of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) or other governing body of each Company or Parent, as applicable, may determine, will constitute valid and binding obligations of each Company or Parent, as applicable.

OUTFRONT Media Inc.

Outfront Media Capital LLC
Outfront Media Capital Corporation

February 24, 2022

2.	Upon the execution, authentication, issuance, sale and delivery of the Debt Securities of the Companies as described above, the Co-Issuer Debt Guarantee of Parent will constitute a valid and binding obligation of Parent.

3.	Upon the execution, authentication, issuance, sale and delivery of the Debt Securities of Parent as described above, the Parent Debt Guarantee of the Companies will constitute valid and binding obligations of the Companies.

4.	The Warrants, upon receipt by Parent of such lawful consideration therefor as Parent’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of Parent.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Board of Directors (or an authorized committee thereof) or other governing body of each Company and Parent, as applicable, and applicable law; (iv) the Companies or Parent, as applicable, will issue and deliver the Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Companies or Parent, as applicable, to issue, offer and sell the Securities will have been adopted by the Board of Directors (or an authorized committee thereof) or other governing body of each Company and Parent, as applicable, and will be in full force and effect at all times at which the Securities are offered or sold by the Companies and Parent, as applicable; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture or Warrant Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Companies.

With respect to any Securities consisting of any series of Debt Securities and the Guarantees, we have assumed that: (i) such Debt Securities and Guarantees will have been issued pursuant to an indenture that has been executed and delivered by the Companies and Parent, as applicable, and the applicable trustee in a form approved by us (the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended; (ii) all terms of such Debt Securities or Guarantees not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Companies and Parent, as applicable, and the Trustee; and (iii) the Debt Securities will be executed, authenticated, issued and delivered, and the Guarantees will be issued and delivered, in accordance with the provisions of the Indenture.

OUTFRONT Media Inc.

Outfront Media Capital LLC
Outfront Media Capital Corporation

February 24, 2022

With respect to any Securities consisting of Warrants, we have further assumed that (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between Parent and an entity selected by Parent to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by Parent and the Warrant Agent, and (ii) the Warrants will be authorized, executed and delivered by Parent and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

For the purposes of our opinions set forth above, we have further assumed that (i) Parent is a corporation existing and in good standing under the laws of the State of Maryland, (ii) the Indenture, the Warrant Agreement and the applicable Guarantee (a) will have been authorized by all necessary corporate power of Parent and (b) will have been executed and delivered by Parent under the laws of the State of Maryland and (iii) the execution, delivery, performance and compliance with the terms and provisions of the Indenture, the Warrant Agreement and the applicable Guarantee by Parent does not and will not violate or conflict with the laws of the State of Maryland, the provisions of its articles of incorporation or bylaws, as applicable, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to Parent, or its properties.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.

For purposes of our opinions insofar as they relate to each Company or Parent, we have assumed that the obligations of each Company or Parent, as applicable, under the Guarantees are, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate or other entity purposes, or necessary or convenient to the conduct, promotion or attainment of the business of each Company or Parent, as applicable, and will benefit the each Company or Parent, as applicable, directly or indirectly.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Companies, Parent and others.

OUTFRONT Media Inc.

Outfront Media Capital LLC
Outfront Media Capital Corporation

February 24, 2022

The opinions expressed herein are limited to the laws of the State of New York, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day